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                                  EXHIBIT 23(c)

                         CONSENT OF INDEPENDENT AUDITORS
                              STAMBAUGH NESS, P.C.

We have issued our reports dated February 3, 2000 accompanying the consolidated financial statements of The Glen Rock State Bank appearing in the 1999 Annual Report to shareholders which is included in the Registration Statement Form S-4. We consent to the inclusion in the Registration Statement Form S-4 of the aforementioned reports and to the use of our name as it appears under the caption "Experts."


                                          STAMBAUGH NESS, P.C.

                                          By:
                                              ----------------------------------
                                          Title:
                                                 -------------------------------
                                          York, Pennsylvania
                                                                      , 2001
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